Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated 25 June 1999 relating to the financial statements of Trojan Television Limited which appears in the Current Report on Form 8-K of Brilliant Digital Entertainment, Inc. dated July 1, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Edwards & Co.

Edwards & Co
London, England
July 1, 1999